UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Sixth Floor Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2014, our operating partnership, Hudson Pacific Properties, L.P. (the “Operating Partnership”), entered into an Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Bank PLC, as syndication agents, Keybank National Association, as documentation agent, and the lenders party thereto (the “New Credit Agreement”).

The New Credit Agreement amended and restated our $250.0 million unsecured revolving credit facility entered into on August 3, 2012 to, among other things, extend the term, increase the unsecured revolving credit facility to $300.0 million and add a $150.0 million unsecured term loan facility, which unsecured term loan facility was fully drawn by us on the date of the New Credit Agreement to repay a $95.0 million loan secured by our 505 First Street & 83 King properties, with the remaining $55.0 million used toward the repayment of amounts outstanding under our prior unsecured revolving facility. The Operating Partnership continues to be the borrower under the New Credit Agreement and we and all of our subsidiaries that own unencumbered properties will continue to provide guaranties unless we obtain and maintain a credit rating of at least BBB- from S&P or Baa3 from Moody’s, in which case such guaranties are not required, except under limited circumstances. Subject to the satisfaction of certain conditions and lender commitments, we may increase the availability of either or both of the revolving credit facility or the term loan facility so long as the aggregate commitments under both facilities do not exceed $700.0 million.

For borrowings under the revolving credit facility, we may elect to pay interest at a rate equal to either LIBOR plus 115 basis points to 155 basis points per annum or a specified base rate plus 15 basis points to 55 basis points per annum, depending on our leverage ratio. For borrowings under the term loan facility, we may elect to pay interest at a rate equal to either LIBOR plus 130 basis points to 190 basis points per annum or a specified base rate plus 30 basis points to 90 basis points per annum, depending on our leverage ratio. If we obtain a credit rating for our senior unsecured long term indebtedness, we may make an irrevocable election to change the interest rate for the revolving credit facility to a rate equal to either LIBOR plus 87.5 basis points to 165 basis points per annum or the specified base rate plus zero basis points to 65 basis points per annum and for the term loan facility to a rate equal to either LIBOR plus 90 basis points to 190 basis points per annum or the specified base rate plus zero basis points to 90 basis points per annum, in each case, depending on the credit rating.

The revolving credit facility is subject to a facility fee in an amount equal to our unused revolving credit commitments (whether or not utilized) multiplied by a rate per annum equal to 20 basis points to 35 basis points, depending on our leverage ratio, or, if we make the credit rating election, in an amount equal to the aggregate amount of our revolving credit commitments multiplied by a rate per annum equal to 12.5 basis points to 30 basis points, depending upon the credit rating. Unused amounts under the facility are no longer subject to a separate fee.

The amount available for us to borrow under the New Credit Agreement remains subject to compliance with a number of customary restrictive covenants contained therein, including:

•	a maximum leverage ratio (defined as consolidated total indebtedness plus our pro rata share of indebtedness of unconsolidated affiliates to total asset value) of 0.60:1.00;

•

a minimum fixed charge coverage ratio (defined as consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) plus our pro rata share of EBITDA of unconsolidated affiliates to fixed charges) of 1.50:1.00;

•

a maximum secured indebtedness leverage ratio (defined as consolidated secured indebtedness plus our pro rata share of secured indebtedness of unconsolidated affiliates to total asset value) of 0.60:1:00 for the first year of the facility and 0.55:1:00 thereafter;

•

a maximum unencumbered leverage ratio (defined as consolidated unsecured indebtedness plus our pro rata share of unsecured indebtedness of unconsolidated affiliates to total unencumbered asset value) of 0.60:1:00;

•

a minimum unsecured interest coverage ratio (defined as consolidated net operating income from unencumbered properties plus our pro rata share of net operating income from unencumbered properties to unsecured interest expense) of 1.60:1.00; and

•	a maximum recourse debt ratio (defined as recourse indebtedness other than indebtedness under the revolving credit facility but including unsecured lines of credit to total asset value) of 0.15:1.00.

In addition to these covenants, the New Credit Agreement also includes certain limitations on dividend payouts and distributions, limits on certain types of investments outside of our primary business, and other customary affirmative and negative covenants. Our ability to borrow under the New Credit Agreement is subject to continued compliance with these covenants.

The description of the New Credit Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of September 23, 2014, by and among Hudson Pacific Properties, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Bank PLC, as syndication agents, Keybank National Association, as documentation agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: September 29, 2014	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of September 23, 2014, by and among Hudson Pacific Properties, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Barclays Bank PLC, as syndication agents, Keybank National Association, as documentation agent and the lenders party thereto.